As filed with the Securities and Exchange Commission on May 3, 2017

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Harsco Corporation
___________________________________________________
(Exact name of Registrant as specified in its charter)
Delaware    23-1483991
(State or other jurisdiction    (I.R.S. Employer
of incorporation or organization)    Identification No.)
350 Poplar Church Road
Camp Hill, Pennsylvania 17011
(Address of Principal Executive Offices Including Zip Code)

2013 EQUITY AND INCENTIVE COMPENSATION PLAN
(Full title of the Plan)
Russell C. Hochman, Esq.
Senior Vice President and General Counsel,
Chief Compliance Officer & Corporate Secretary
Harsco Corporation
350 Poplar Church Road
Camp Hill, Pennsylvania 17011
(717) 763-7064
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
Lloyd H. Spencer, Esq.
Nixon Peabody LLP
799 9th Street NW, Suite 500
Washington, D.C. 20001-4501
(202) 585-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒                        Accelerated filer ☐
Non-accelerated filer   ☐ (Do not check if a smaller reporting company)    Smaller reporting company  ☐
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock par value $1.25 per share	1,000,000	$13.08	$13,080,000	$1,516

(1)
Represents additional shares of the common stock, par value $1.25 per share (the “Common Stock”), of Harsco Corporation (the “Registrant”) authorized for issuance under the 2013 Equity and Incentive Compensation Plan, as amended (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statements”) shall also cover any additional shares of Common Stock that may be offered or issued under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on May 1, 2017, which was $13.08.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers an additional 1,000,000 shares of the Registrant’s Common Stock that may be offered and sold under the Plan. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s previously filed registration statement on Form S-8 relating to the Plan (File No. 333-188448), filed with the Securities and Exchange Commission on May 8, 2013, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, Commonwealth of Pennsylvania, on the 3rd day of May, 2017.

HARSCO CORPORATION

By:    /s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel,
Chief Compliance Officer & Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints F. Nicholas Grasberger and Russell C. Hochman and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ F. Nicholas Grasberger III	President, Chief Executive Officer and Director	May 3, 2017
F. Nicholas Grasberger III	(Principal Executive Officer)
/s/ Peter F. Minan	Senior Vice President and Chief	May 3, 2017
Peter F. Minan	Financial Officer (Principal Financial
and Accounting Officer)
/s/ David C. Everitt	Non-Executive Chairman and Director	May 3, 2017
David C. Everitt
/s/ James F. Earl	Director	May 3, 2017
James F. Earl
/s/ Kathy G. Eddy	Director	May 3, 2017
Kathy G. Eddy
/s/ Stuart E. Graham	Director	May 3, 2017
Stuart E. Graham
/s/ Terry D. Growcock	Director	May 3, 2017
Terry D. Growcock
/s/ Elaine LaRoche	Director	May 3, 2017
Elaine LaRoche
/s/ Phillip C. Widman	Director	May 3, 2017
Phillip C. Widman

EXHIBIT INDEX

5.1*	Opinion of Nixon Peabody LLP
23.1	Consent of Nixon Peabody LLP (Contained in opinion filed as Exhibit 5.1 to this Registration Statement)
23.2*	Consent of PricewaterhouseCoopers LLP, independent accountants
24.1	Power of Attorney (Included on the signature page to this Registration Statement)
* Filed herewith